Exhibit 10.3

[Redacted Copy]

“***” indicates portions of the agreement that have been omitted pursuant to a confidential treatment request and have been filed with the Securities and Exchange Commission separately.

Frame Manufacturing and Supply Agreement	Novaled confidentiality

Manufacturing and Supply Agreement

Novaled AG, Tatzberg 49, D-01307 Dresden, a company duly organised and existing under the laws of Germany registered at the local court of Dresden, represented by Gildas SORIN, acting in his capacity of Managing Executive Director,

- Hereinafter called “Novaled” -

and

Ciba Specialty Chemicals Inc., Klybeckstrasse 141, CH-4057 Basel, Switzerland, represented by ***, Head of BL Electronic Materials and ***, Senior Legal Counsel

- Hereinafter called “Manufacturer” -,

Hereinafter also called collectively the “Parties” and individually a “Party”

Preamble

Novaled has developed specific patented and patentable know-how and certain confidential, substantial and identified technical and commercial information concerning materials and substances for specific applications in the field of organic light emitting devices (hereinafter referred to as “OLEDs”). Manufacturer is a company, which is in the business of chemical production and has developed specific patented and patentable know-how and certain confidential, substantial and identified technical and commercial information concerning the manufacturing processes for the organic materials as defined in Annex I.

Novaled proposes to obtain specific manufacturing services as regards organic materials as defined in Annex I (referred to as “Authorized Purpose”) exclusively from Manufacturer subject to the terms and the conditions set forth in this Agreement and specific orders that have to be agreed between the Parties on a case-by-case basis. Annex I shall be amended by both parties in writing by mutual agreement from time to time. Manufacturer ensures by confirming Novaled’s requests case-by-case to have the capacity for the requested production and services and to carry out these orders solely for Novaled subject to the terms and the conditions set forth in this Agreement and the subsequent orders under this Agreement.

NOW , THEREFORE, it is agreed as follows:

1.              Placement of orders and production

1.1 Subject to the terms and conditions set forth in this Agreement and the subsequent orders under this Agreement, Manufacturer shall carry out manufacturing and supply services as regards the Authorized Purpose for Novaled and Novaled shall purchase the agreed quantities of products, substances and/or services as may be ordered by Novaled from time to time exclusively from Manufacturer. The terms and conditions of the subsequent orders shall be agreed separately in a fair and equitable way between the Parties using Annex II or a similar form and shall include:

•                  Specification of manufacturing products, substances and/or services according to the mutually approved production process for raw materials (referred to as “Products”)

•                  Product characterisation

•                  Quantity

•                  Price

•                  Payment conditions

•                  Delivery time

•                  Product purity (tolerances)

•                  Rolling forecasts

•                  Stock inventories

•                  Packaging

The terms and the conditions set forth in this Agreement also apply to all subsequent orders between the Parties. In case of contradictions between the Agreement and individual terms and conditions of a subsequent order the terms and conditions of the subsequent order shall prevail.

1.2 Any divergent conditions stipulated by either Party are not agreed to by the other Party unless such Party expressly sets out its acceptance of such conditions in writing.

1.3 In order to keep the information given by Novaled confidential the Manufacturer is not authorised to sub-contract the subsequent order, parts of it or any of the manufacturing works and services concerning these orders outside its legal body, except as agreed with Novaled. For the avoidance of doubt, Manufacturer may assign the contract in whole or in part to its Affiliates, “Affiliates” meaning those corporations, companies and business entities which are, directly or indirectly, controlled by, controlling or under common control with the parties, control meaning ownership of more than 50% of the shares or entitled to appoint the Board of Directors.

1.4 Novaled warrants that Manufacturer receives access to any and all information, data, technology, know-how etc. required for the successful implementation of the Authorised Purpose, including but not limited to, environmental, health and safety data.

1.5 Manufacturer warrants that Novaled receives access to any and all information, data, technology, know-how etc. required and needed for Novaled’s envisaged use of Products.

2.              Delivery of Products

Agreed delivery dates are binding and any late delivery shall result in a liability of the party in delay. Whether or not the delivery date or the delivery period has been complied with shall be determined by the date on which the Products are received at the point of receipt or application as agreed by both Parties in writing.

3.              Forwarding I Packaging

The agreed prices are fixed prices and include the costs for packaging and transportation to the specified destination and exclude supplementary claims of all kinds unless otherwise stated in the subsequent orders. In cases where prices are quoted “ex works”, Novaled is required to ensure that the most reasonable and suitable method of transportation is chosen, unless Novaled itself collects the Products or arranges for the Products to be collected by a carrier. The Parties shall discuss and agree on the allocation of any additional costs that have not been agreed and could not have been reasonably foreseen. A detailed delivery note with information relating to the order must be enclosed with the delivery.

4.              Warranty, Product Liability

4.1 The Manufacturer agrees to manufacture the Products according to the specifications provided by Novaled and agreed by both Parties. Novaled shall examine the Products *** and notify the Manufacturer of any apparent defects without delay, and within *** at the latest. Novaled is required to notify the Manufacturer of any hidden defects immediately on the discovery of the said defects. Failure to make such notification within such period shall constitute acceptance of the delivery and agreement that such delivery fully complies with applicable terms and conditions.

4.2 Novaled shall carry out technical tests of the delivered Products as agreed upon in the product characterization at its costs. If in such tests technical errors are found which exceed the tolerances agreed upon and such is due to default of Manufacturer, Manufacturer shall have to bear the costs of such investigation.

4.3 Manufacturer makes no warranty of any kind, either express or implied, by fact or law, other than Manufacturer’s obligation to deliver Products complying with the agreed specifications and Manufacturer makes no warranty of fitness for a particular purpose, or warranty of merchantability other than stated herein.

4.4 Manufacturer’s total liability and Novaled’s exclusive remedy for any cause of action associated with the Agreement, whether based in tort, contract, strict liability or any other legal theory is expressly limited to payment in an amount not to exceed ***. In no event shall Manufacturer be liable for any other damages including, without limitation, incidental, consequential or other damages.

4.5 Since Manufacturer has no control over Novaled’s (or others’) use, disposition, subsequent processing, admixing or reaction of any Product with other products, chemicals or materials, Novaled assumes the entire liability and responsibility therefore, except when and to the extent that such liability is caused by Manufacturer’s negligence.

4.6 In any case, Novaled’s right to claim compensation shall expire *** after delivery of the Products. The period of limitation for parts newly delivered or rectified by the Manufacturer within the scope of subsequent delivery shall start from the beginning on the date that such parts are subsequently delivered or rectified.

5.              Licensing

5.1 Manufacturer shall get a free and non transferable license on all patents and patent applications necessary for the manufacturing of Product within the Authorized Purpose.

5.2 Novaled shall get a free and non transferable license on all patents and patent applications needed and necessary to promote, market, commercialize and distribute Products.

6.              Sale to Third Parties

6.1 Manufacturer shall not have the right to develop, promote, market, commercialize, distribute, issue orders and/or use for the production of and/or sell the Products. In the event that any new application of the Products shall arise, then the parties shall enter into good faith negotiations for its commercialization.

6.2 Manufacturer shall not have the right to use confidential information transferred to it under this Agreement for the production or the marketing of a competing product.

7.              Confidentiality obligation / documents

7.1 Either Party agrees to keep strictly confidential all Confidential Information as defined below given by the other party and to provide the necessary means to prevent un-authorised disclosure of the Confidential Information and not to provide it to third parties any of it during this Agreement and for a period of five (5) years after its expiration. For the purpose of this Agreement, Manufacturer’s Affiliates shall not be regarded as third parties, provided that they are bound by obligations of secrecy no less strict than those set out herein.

7.2 Both Parties shall limit access to Confidential Information to those employees who are required to be aware of it for the purpose of this Agreement and who agree to be bound by the terms of this Agreement.

7.3 Subject to the confidentiality obligation are all substances, materials, drawings, data, instructions, articles, processes, know-how etc., which either Party has provided to the other hereunder (“Confidential Information”). Written documents shall be marked as confidential.

7.4 The above obligations shall not apply or shall cease to apply to information which either Party can tangibly show is information which:

a)                                      was known by receiving party prior to disclosure;

b)                                     has become part of the public domain through no fault, act or omission of receiving party;

c)                                      was provided to receiving party by a third party having no duty of confidentiality to either Party;

d)                                     was developed by either Party independently without the use of or reliance on any Confidential Information.

7.5 After the expiration or termination of the Agreement all written documents are to be returned to the disclosing Party within 10 days or as otherwise agreed between the Parties. Either Party shall not have the right to use the Confidential Information given to it for any other purposes than the Authorized Purpose of this Agreement. Particularly for a period of five years after the expiration or termination of this Agreement, neither Party shall have the right to use Confidential Information submitted to it directly or indirectly from the other Party for itself or for third parties.

7.6 The term Confidential Information shall apply to any and all information exchanged since November 1, 2005 between the Parties.

8.              Intellectual Property Rights and Use Limitation

8.1 This Agreement does not prejudice the right of either Party to file patent applications or to file applications for any other intellectual property rights referring to know-how, developments, improvements etc. (referred to as “Improvements”) generated by either Party based on its own and on the other Party’s Confidential Information if, (i) in the case of Manufacturer, such Improvement refers to the technical and commercial information concerning the manufacturing process and if, (ii) in the case of Novaled, such Improvement refer to the technical and commercial information concerning materials and substances as regards Annex 1.

8.2 Improvements generated by either Party based on the other Party’s Confidential Information which can not specifically be related and attributed to either the Product and its applications or the manufacturing process specified in article 8.1 above, shall be jointly and equally owned by both Parties, unless otherwise agreed.

9.              Term and Termination

9.1 The Agreement shall be valid for a period of two years (referred to as “Initial Period”) beginning from date of signing of this Frame Agreement (referred as “Effective Date”). Thereafter is shall be extended for one additional year, unless written cancellation is given by either Party nine (9) months before the end of the Initial Period. The Parties shall enter into good faith negotiations for any follow-up agreements.

9.2 Either Party may terminate this Agreement effective immediately upon written notice in the event of any material breach of this Agreement by the other Party which remains uncured after 30 (thirty) day’s written notice thereof from the non-breaching Party.

10.       Assignability

This Agreement shall not be assigned by either party to a third party without the prior written consent of the other party, except that either Party may assign this Agreement to a successor of business and assigns in respect of the business to which this Agreement relates.

Either Party shall have the right to extraordinarily terminate this agreement in the event that the other Party is being taken over by a competitor of the remaining party.

11.       Miscellaneous

11.1 Unless otherwise agreed the place of the performance under this Agreement shall be in Dresden, Germany at Novaled’s premises.

11.2 This Agreement and matters connected with the performance hereof shall be construed and governed in accordance with the substantial laws of Federal Republic of Germany with no reference to the rules on conflict law.

11.3 Any changes, amendments or modifications of this Agreement have to be made in writing.

11.4 If any term or provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or provisions of this Agreement, but such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or provisions or the remaining provisions of this Agreement. In such case, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change as to cause performance by a Party to be unreasonable.

Ciba Specialty Chemicals Inc.		Novaled GmbH

***	***
Head of	Senior Legal Counsel
BL Electronic Materials		Mr. Gildas Sorin
Managing Executive Director
, date		Dresden, Germany, date

ANNEX I

Organic materials shall be:

***,
***
***

Annex II

Order form for subsequent orders under the
Frame Manufacturing and Supply Agreement
dated

From: Novaled

To: Manufacturer

Date:

According to the terms and conditions of the Frame Manufacturing and Supply Agreement, dated           that apply complementary to the terms and conditions stated herein, Novaled places the following order:

Specification of manufacturing products, substances and/or services:

Manufacturing / synthesis procedure conditions:

Product characterisation:

Quantity:

Raw materials provided by Novaled:

Price:

Payment condition

Delivery time:

Product purity (tolerances):

Further conditions for manufacturing and delivery:

Dresden, the	Signed on behalf of Novaled GmbH

Accepted by Manufacturer:
, the	signed on behalf of